Exhibit 99.1

Baxalta Posts Strong Fourth Quarter 2015 Sales and Earnings; Positive Momentum Continues with Achievement of Key Milestones

•	Results reflect successful transition to a standalone company with compelling commercial, regulatory, clinical, operational and financial execution

•	Broad and differentiated portfolio of leading hematology and immunology therapies driving sustainable growth and value

•	Differentiated oncology portfolio augmented by pipeline progress and new, strategic immuno-oncology collaboration

•	Significant advances toward delivering 20 new product launches by 2020 with key milestone achievements and FDA approvals of ADYNOVATE and VONVENDI

BANNOCKBURN, Ill., February 16, 2016 – Baxalta Incorporated (NYSE: BXLT), a global biopharmaceutical leader dedicated to delivering transformative therapies to patients with orphan diseases and underserved conditions, today reported strong fourth quarter 2015 financial results.

“We are pleased to report another quarter of strong financial performance reflecting continued positive momentum across our entire portfolio,” said Ludwig Hantson, chief executive officer and president, Baxalta. “In 2015, Baxalta achieved its strategic objectives, exceeded our financial guidance with disciplined execution and established a solid foundation for the future. We will continue to build on this success with our commitment to patient-centric innovation and new product launches to drive enhanced growth and value for patients, customers and other key stakeholders.”

Financial Results for the Fourth Quarter 2015

In the fourth quarter, Baxalta generated net income on a GAAP basis of $95 million and earnings of $0.14 per diluted share. These results include net after-tax special items totaling $292 million, or $0.43 per diluted share, primarily for intangible asset amortization, expenses associated with the company’s separation from Baxter International (NYSE: BAX), and certain business development and collaboration-related items.

Baxalta — Page 1

On an adjusted basis, excluding special items, Baxalta reported fourth quarter net income of $387 million, or $0.57 per diluted share, which compares favorably to the company’s previously-issued guidance of $0.55 to $0.57 per diluted share. These financial results reflect positive sales momentum and higher gross margins, providing enhanced flexibility for accelerated investments in research and development, marketing and launch preparedness, and global infrastructure to position the company for future success.

Positive Sales Momentum Across Differentiated Portfolio

In the fourth quarter, Baxalta’s worldwide revenues on a GAAP basis of $1.8 billion advanced 5 percent from the prior-year period. Excluding the impact of foreign currency, sales advanced 12 percent.

On a pro forma basis, worldwide revenues increased 3 percent. Excluding the impact of foreign currency, sales advanced 10 percent, exceeding the company’s previously-issued guidance of growth in the 3 to 5 percent range. Within the United States, sales of $944 million rose 13 percent; international sales of $819 million declined 7 percent. Excluding foreign currency, international sales increased 8 percent.

By business, global hematology revenues of $1.0 billion increased 6 percent (excluding the impact of foreign currency) as the company continues to focus on enhancing access and elevating standards of care worldwide. Growth was driven by the U.S. introduction of ADYNOVATE [Antihemophilic Factor (Recombinant), PEGylated], an extended circulating half-life recombinant Factor VIII (rFVIII) treatment for hemophilia A, following U.S. Food and Drug Administration (FDA) approval in November, as well as heightened global demand for ADVATE [Antihemophilic Factor (Recombinant)] and FEIBA [Anti-Inhibitor Coagulant Complex], an inhibitor treatment. Also contributing to performance was growth of RIXUBIS [Coagulation Factor IX (Recombinant)], a treatment for hemophilia B, and OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence], for the treatment of acquired hemophilia A.

Immunology sales of $680 million advanced 8 percent (excluding the impact of foreign currency) on a pro forma basis. The company continues to capitalize on its broad and differentiated portfolio of immunoglobulin therapies, including HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase], and is driving strong sales of specialty biotherapeutics.

Baxalta’s new oncology business recorded sales of $53 million in the quarter. This reflects revenues from the recent acquisition of ONCASPAR (pegaspargase), a marketed biologic treatment for acute lymphoblastic leukemia (ALL).

Baxalta — Page 2

Full-Year 2015 Sales Results

For the full-year 2015, Baxalta reported worldwide revenues on a GAAP basis of $6.1 billion, a 3 percent increase over the prior-year period. Excluding the impact of foreign currency, sales advanced 11 percent.

On a pro forma basis, worldwide revenues grew 2 percent. Excluding the impact of foreign currency, sales advanced 10 percent, exceeding the company’s original expectations and updated projections provided in the third quarter of approximately 8 percent growth. Within the United States, sales of $3.3 billion rose 10 percent, and international sales of $2.9 billion declined 6 percent. Excluding the impact of foreign currency, international sales increased 10 percent.

2015 Highlights and Key Milestone Achievements

Baxalta has established a solid track record of executing its strategic objectives, delivering strong financial performance and achieving meaningful pipeline milestones following its separation from Baxter International in 2015.

“Our relentless quest for innovation is fostering a culture of purpose-driven performance and success,” added Hantson. “Baxalta employees around the world are inspired by and committed to meeting patient needs. Our strong momentum will continue to differentiate our businesses in a highly competitive landscape and create sustainable, long-term value.”

2015 highlights include:

•

Launching Baxalta Incorporated as a global biopharmaceutical leader dedicated to patients with orphan diseases and underserved conditions. The separation from Baxter International allowed Baxalta to advance its leadership position and continue innovation on transformative therapies in hematology, immunology and oncology.

•

Enhancing commercial execution and driving new product revenues of nearly $300 million for the full-year 2015 led by HYQVIA [Immune Globulin Infusion 10% (Human) with Recombinant Human Hyaluronidase] and ONCASPAR, as well as RIXUBIS [Coagulation Factor IX (Recombinant)], OBIZUR [Antihemophilic Factor (Recombinant), Porcine Sequence] and ADYNOVATE.

•

Expanding the company’s commitment to oncology with the ONCASPAR (pegaspargase) leukemia portfolio acquisition from Sigma-Tau Finanziaria S.p.A., which provided access to ONCASPAR as well as an established commercial and clinical infrastructure. Complementing its oncology focus in orphan diseases, Baxalta also announced a broad strategic immuno-oncology collaboration with Symphogen, a private biopharmaceutical company based in Denmark developing recombinant antibodies and antibody mixtures, to advance novel therapeutics against six checkpoint targets, with the first program expected to enter clinical studies in 2017.

Baxalta — Page 3

•

Making significant progress toward Baxalta’s objective of launching approximately 20 new products by 2020 with three key regulatory approvals in 2015, bringing the total number of new products approved in the last 18 months to ten. This includes FDA approval and subsequent launch of ADYNOVATE [Antihemophilic Factor (Recombinant), PEGylated], an extended circulating half-life recombinant Factor VIII (rFVIII) treatment for hemophilia A, and FDA approval of VONVENDI [von Willebrand factor (Recombinant)], the first and only recombinant treatment for adults living with von Willebrand Disease (VWD). In addition, Baxalta recently secured European Commission Marketing Authorization of ONCASPAR, which allows Baxalta to market this product in 28 member countries of the European Union (EU), as well as Iceland, Liechtenstein and Norway.

•

Advancing several breakthrough innovations with potential to transform patient care with a number of therapies awaiting regulatory approval, including Baxalta’s investigational 20% subcutaneous immune globulin (IGSC) treatment for primary immunodeficiencies in both the U.S. and Europe, and European approval of ONIVYDE™ (irinotecan liposome injection) for the treatment of patients with metastatic adenocarcinoma of the pancreas who have been previously treated with gemcitabine-based therapy.

•

Progressing early-stage hematology assets with the submission of a Clinical Trial Application to the UK Medicines and Healthcare Products Regulatory Agency to initiate a clinical trial to evaluate the safety and efficacy of BAX 826, an investigational, extended half-life rFVIII treatment for hemophilia A. Baxalta also presented interim data and progress updates at the American Society of Hematology Annual Meeting on the Phase 1/2 study of BAX 335, an investigational factor IX (FIX) gene therapy treatment for hemophilia B, which has been granted orphan designation by the FDA. At the end of 2015, a total of eight patients in three dosing cohorts had been treated.

•

Expanding Baxalta’s global network of quality manufacturing sites including FDA approval for a state-of-the-art recombinant biologic manufacturing facility in Singapore to produce ADVATE bulk drug substance. Additionally, the European Medicines Agency licensed the manufacturing of HYQVIA and

Baxalta — Page 4

GAMMAGARD LIQUID 10% [Immune Globulin Infusion (Human)] (marketed as KIOVIG in the EU) through the company’s manufacturing services agreement with Stichting Sanquin Bloedvoorziening (Sanquin Blood Supply Foundation or Sanquin) in the Netherlands.

•

Forming new external partnerships and acquiring novel investigational treatments that complement and build upon our leading and differentiated portfolio. In addition to key oncology and biosimilar partnerships, Baxalta also acquired SuppreMol GmbH’s early-stage development portfolio of biologic immunoregulatory therapeutics for the treatment of autoimmune and IgE-mediated allergic diseases.

Financial Outlook for First Quarter 2016

For the first quarter of 2016, Baxalta expects pro forma sales growth, excluding the impact of foreign currency, of 8 to 9 percent. Including the impact of foreign currency, the company expects pro forma sales to increase 4 to 5 percent. Baxalta also expects first quarter 2016 adjusted earnings, before special items, of $0.44 to $0.46 per diluted share.

The company’s earnings guidance for the first quarter of 2016 excludes approximately $0.03 per diluted share of projected intangible asset amortization expense. Reconciling for the inclusion of this item results in expected GAAP earnings of $0.41 to $0.43 per diluted share for the first quarter of 2016.

Additional Information

Given the proposed merger agreement with Shire plc (LSE: SHP, NASDAQ: SHPG) announced on January 11, 2016, going forward Baxalta will not be hosting an investor conference call to discuss financial results. In addition, as is customary, the company will not be updating its financial guidance for full-year 2016, and previously-issued guidance for Baxalta as a standalone entity is no longer applicable. The transaction, which is subject to customary closing conditions including regulatory approvals in several jurisdictions and approval by both Baxalta’s and Shire’s shareholders, is expected to close mid-2016.

Complementary information related to Baxalta’s fourth quarter and full-year 2015 financial results may be accessed by visiting the Baxalta corporate website at investor.baxalta.com.

About Baxalta

Baxalta Incorporated (NYSE: BXLT) is a $6 billion global biopharmaceutical leader developing, manufacturing and commercializing therapies for orphan diseases and underserved conditions in hematology, oncology and immunology. Driven by passion

Baxalta — Page 5

to make a meaningful impact on patients’ lives, Baxalta’s broad and diverse pipeline includes biologics with novel mechanisms and advanced technology platforms such as gene therapy. The Baxalta Global Innovation and R&D Center is located in Cambridge, Massachusetts. Launched in 2015 following separation from Baxter International Inc., Baxalta’s heritage in biopharmaceuticals spans decades. Baxalta’s therapies are available in more than 100 countries and it has advanced biological manufacturing operations across 12 facilities, including state-of-the-art recombinant production and plasma fractionation. Headquartered in Northern Illinois, Baxalta employs 17,000 employees worldwide.

Forward-Looking Statements

This release includes forward-looking statements concerning expectations, prospects, estimates and other matters that are dependent upon future events or developments, including statements regarding the expected timing of completion of Baxalta’s proposed combination with Shire plc (Shire). Such statements are made of the date that they were first issued and are based on current expectations, beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Baxalta’s control and which could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the following: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand and the pricing of plasma-based therapies; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing or supply difficulties; the ability to successfully achieve the intended results of the spin-off from Baxter International Inc.; the ability to enforce owned or in-licensed patents, or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income, including income earned outside the United States; actions by tax authorities in connection with ongoing tax audits; breaches or failures of Baxalta’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of Baxalta’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; the inability to complete the proposed combination with Shire due to failure to obtain the approval of Baxalta’s or Shire’s stockholders or the failure to satisfy other conditions to completion of the proposed combination; the failure to obtain regulatory approvals required for the proposed combination, or required regulatory

Baxalta — Page 6

approvals delaying the proposed combination or causing the parties to abandon the proposed combination; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement related to the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the effect of the announcement of the proposed combination on Baxalta’s client relationships, operating results and business generally, including without limitation the ability to retain key employees; the potential diversion of Baxalta’s management’s attention resulting from the proposed combination and of the combined company’s management’s attention resulting from integration issues after the proposed combination; and other risks identified in Baxalta’s Securities and Exchange Commission (SEC) filings, all of which are available on Baxalta’s website, as well as other risks related to the proposed combination identified in Shire’s respective filings with the SEC. Baxalta expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

###

Baxalta Investor Relations

Mary Kay Ladone, +1-224-940-3371, mary.kay.ladone@baxalta.com

Lorna Williams, +1-224-940-3511, lorna.williams@baxalta.com

Baxalta Media Relations

Geoffrey Mogilner, +1-224-940-8619, geoffrey.mogilner@baxalta.com

Baxalta — Page 7

BAXALTA INCORPORATED

GAAP Product Category Sales by U.S. and International

Three and Twelve Months Ended December 31, 2015 and 2014

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a GAAP basis by U.S. and International. Refer to the following page for product category net sales on a pro forma basis.

	Q4 2015			Q4 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 375	$ 425	$ 800	$ 343	$ 491	$ 834	9%	(13%)	(4%)	9%	1%	4%
Inhibitor Therapies	85	145	230	68	153	221	25%	(5%)	4%	25%	8%	14%
Hematology	$ 460	$ 570	$1,030	$ 411	$ 644	$1,055	12%	(11%)	(2%)	12%	2%	6%
Immunoglobulin Therapies	370	103	473	366	113	479	1%	(9%)	(1%)	1%	8%	3%
BioTherapeutics	69	138	207	62	87	149	11%	59%	39%	11%	78%	50%
Immunology	$ 439	$ 241	$ 680	$ 428	$ 200	$ 628	3%	21%	8%	3%	39%	14%
Oncology	$ 45	$ 8	$ 53	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Total Baxalta	$ 944	$ 819	$1,763	$ 839	$ 844	$1,683	13%	(3%)	5%	13%	12%	12%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$1,339	$1,501	$2,840	$1,281	$1,703	$2,984	5%	(12%)	(5%)	5%	4%	4%
Inhibitor Therapies	295	492	787	219	525	744	35%	(6%)	6%	35%	9%	16%
Hematology	$1,634	$1,993	$3,627	$1,500	$2,228	$3,728	9%	(11%)	(3%)	9%	5%	7%
Immunoglobulin Therapies	1,350	400	1,750	1,272	405	1,677	6%	(1%)	4%	6%	17%	9%
BioTherapeutics	258	426	684	244	303	547	6%	41%	25%	6%	56%	34%
Immunology	$1,608	$ 826	$2,434	$1,516	$ 708	$2,224	6%	17%	9%	6%	34%	15%
Oncology	$ 73	$ 14	$ 87	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Total Baxalta	$3,315	$2,833	$6,148	$3,016	$2,936	$5,952	10%	(4%)	3%	10%	13%	11%

Baxalta — Page 8

BAXALTA INCORPORATED

Pro Forma Product Category Sales by U.S. and International

Three and Twelve Months Ended December 31, 2015 and 2014

(unaudited)

($ in millions)

The below information presents Baxalta’s product category net sales on a pro forma basis by U.S. and International. A reconciliation to GAAP net sales and a description of the pro forma adjustment is also included below.

	Q4 2015			Q4 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$ 375	$ 425	$ 800	$ 343	$ 491	$ 834	9%	(13%)	(4%)	9%	1%	4%
Inhibitor Therapies	85	145	230	68	153	221	25%	(5%)	4%	25%	8%	14%
Hematology	$ 460	$ 570	$1,030	$ 411	$ 644	$1,055	12%	(11%)	(2%)	12%	2%	6%
Immunoglobulin Therapies	370	103	473	366	113	479	1%	(9%)	(1%)	1%	8%	3%
Pro Forma BioTherapeutics [1]	69	138	207	62	121	183	11%	14%	13%	11%	28%	22%
Pro Forma Immunology	$ 439	$ 241	$ 680	$ 428	$ 234	$ 662	3%	3%	3%	3%	18%	8%
Oncology	$ 45	$ 8	$ 53	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Pro Forma Total Baxalta	$ 944	$ 819	$1,763	$ 839	$ 878	$1,717	13%	(7%)	3%	13%	8%	10%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

Hemophilia	$1,339	$1,501	$2,840	$1,281	$1,703	$2,984	5%	(12%)	(5%)	5%	4%	4%
Inhibitor Therapies	295	492	787	219	525	744	35%	(6%)	6%	35%	9%	16%
Hematology	$1,634	$1,993	$3,627	$1,500	$2,228	$3,728	9%	(11%)	(3%)	9%	5%	7%
Immunoglobulin Therapies	1,350	400	1,750	1,272	405	1,677	6%	(1%)	4%	6%	17%	9%
Pro Forma BioTherapeutics [1]	258	508	766	244	460	704	6%	10%	9%	6%	21%	16%
Pro Forma Immunology	$1,608	$ 908	$2,516	$1,516	$ 865	$2,381	6%	5%	6%	6%	19%	11%
Oncology	$ 73	$ 14	$ 87	$ —	$ —	$ —	N/M	N/M	N/M	N/M	N/M	N/M
Pro Forma Total Baxalta	$3,315	$2,915	$6,230	$3,016	$3,093	$6,109	10%	(6%)	2%	10%	10%	10%

Pro Forma Net Sales Reconciliations
	Q4 2015			Q4 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

BioTherapeutics	$ 69	$ 138	$ 207	$ 62	$ 87	$ 149	11%	59%	39%	11%	78%	50%
Pro forma MSA revenue [1]	—	—	—	—	34	34
Pro Forma BioTherapeutics	$ 69	$ 138	$ 207	$ 62	$ 121	$ 183	11%	14%	13%	11%	28%	22%

	YTD 2015			YTD 2014			% Growth @ Actual Rates			% Growth @ Constant Rates
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total

BioTherapeutics	$ 258	$ 426	$ 684	$ 244	$ 303	$ 547	6%	41%	25%	6%	56%	34%
Pro forma MSA revenue [1]	—	82	$ 82	—	157	157
Pro Forma BioTherapeutics	$ 258	$ 508	$ 766	$ 244	$ 460	$ 704	6%	10%	9%	6%	21%	16%

[1]

In connection with its separation from Baxter International Inc. (Baxter) on July 1, 2015, the company and Baxter entered into a manufacturing and supply agreement whereby Baxalta manufactures and sells certain products to Baxter. The pro forma net sales figures assume that the manufacturing and supply agreement was in effect in periods prior to the separation. Net sales related to the manufacturing and supply agreement with Baxter are reported in the company’s GAAP net sales figures in periods following the separation and were $71 million and $36 million during the six and three months ended December 31, 2015, respectively.

Baxalta — Page 9

BAXALTA INCORPORATED

Consolidated and Combined Statements of Income A

Three and Twelve Months Ended December 31, 2015 and 2014

(unaudited)

($ in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

NET SALES	$ 1,763	$ 1,683	$ 6,148	$ 5,952

COST OF SALES	681	671	2,386	2,443

GROSS MARGIN	1,082	1,012	3,762	3,509

% of Net Sales	61.4%	60.1%	61.2%	59.0%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	458	311	1,442	1,053
% of Net Sales	26.0%	18.5%	23.5%	17.7%

RESEARCH AND DEVELOPMENT EXPENSES	494	181	1,176	820
% of Net Sales	28.0%	10.8%	19.1%	13.8%

NET INTEREST EXPENSE	22	—	48	—

OTHER (INCOME) EXPENSE, NET	(15)	120	(102)	104

PRE-TAX INCOME FROM CONTINUING OPERATIONS	123	400	1,198	1,532

INCOME TAX EXPENSE	22	66	270	346

% of Pre-Tax Income from Continuing Operations	17.9%	16.5%	22.5%	22.6%

NET INCOME FROM CONTINUING OPERATIONS	101	334	928	1,186

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX B	(6)	429	28	551

NET INCOME	$ 95	$ 763	$ 956	$ 1,737

BASIC EPS FROM CONTINUING OPERATIONS	$ 0.15	$ 0.49	$ 1.37	$ 1.75

DILUTED EPS FROM CONTINUING OPERATIONS	$ 0.15	$ 0.49	$ 1.36	$ 1.74

BASIC EPS FROM DISCONTINUED OPERATIONS	$ (0.01)	$ 0.64	$ 0.04	$ 0.82

DILUTED EPS FROM DISCONTINUED OPERATIONS	$ (0.01)	$ 0.63	$ 0.04	$ 0.81

BASIC EPS	$ 0.14	$ 1.13	$ 1.41	$ 2.57

DILUTED EPS	$ 0.14	$ 1.12	$ 1.40	$ 2.55

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING C
Basic	679	676	677	676
Diluted	685	681	683	681

Pro Forma and Non-GAAP Measures D

PRO FORMA NET SALES	$ 1,763	$ 1,717	$ 6,230	$ 6,109

ADJUSTED PRO FORMA OPERATING INCOME	$ 512	$ 594	$ 1,936	$ 2,008

ADJUSTED PRO FORMA EBITDA	$ 566	$ 646	$ 2,143	$ 2,205

ADJUSTED PRO FORMA NET INCOME FROM CONTINUING OPERATIONS	$ 387	$ 459	$ 1,421	$ 1,503

ADJUSTED PRO FORMA NET INCOME	$ 387	$ 471	$ 1,422	$ 1,650

ADJUSTED PRO FORMA DILUTED EPS FROM CONTINUING OPERATIONS	$ 0.57	$ 0.68	$ 2.08	$ 2.21

ADJUSTED PRO FORMA DILUTED EPS	$ 0.57	$ 0.69	$ 2.08	$ 2.42

A	Consolidated and combined statements of income presented in accordance with generally accepted accounting principles (GAAP) unless otherwise noted.

B	Operating results and gains and losses related to the sale of the company’s vaccines business are classified as discontinued operations for all periods presented.

C

On July 1, 2015 Baxter distributed approximately 544 million shares of Baxalta Incorporated (Baxalta) common stock and retained an additional 132 million shares. The computation of basic weighted-average shares outstanding for periods prior to the separation was calculated using the shares distributed and the shares retained by Baxter on July 1, 2015. The diluted weighted-average number of shares outstanding for periods prior to the separation include the dilutive effect of common share equivalents for employee equity awards outstanding as of July 1, 2015.

D	Refer to pages 11 through 13 for reconciliations of GAAP to pro forma and non-GAAP measures.

Baxalta — Page 10

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Twelve Months Ended December 31, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures

(unaudited)

($ in millions)

Below are reconciliations of Adjusted Pro Forma Operating Income, Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income from Continuing Operations, Adjusted Pro Forma Diluted EPS and Adjusted Pro Forma Diluted EPS from Continuing Operations to their most directly comparable GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Adjusted Pro Forma Operating Income and Adjusted Pro Forma EBITDA

Pre-tax Income from Continuing Operations - GAAP	$ 123	$ 400	$ 1,198	$ 1,532

Pro forma adjustments[1]	—	(36)	(63)	(143)

Special item adjustments[1]	366	188	688	496

Adjusted Pro Forma Pre-tax Income	$ 489	$ 552	$ 1,823	$ 1,885

Remove: Net interest expense	22	47	139	188
Remove: Other expense (income), net	1	(5)	(26)	(65)

Adjusted Pro Forma Operating Income	$ 512	$ 594	$ 1,936	$ 2,008
% of Pro Forma Net Sales	29.0%	34.6%	31.1%	32.9%

Remove: Depreciation expense	54	52	207	197

Adjusted Pro Forma EBITDA	$ 566	$ 646	$ 2,143	$ 2,205
% of Pro Forma Net Sales	32.1%	37.6%	34.4%	36.1%

Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income from Continuing Operations

Net Income - GAAP	$ 95	$ 763	$ 956	$ 1,737

Pro Forma Adjustments

Pre-tax pro forma adjustments[1]	—	(36)	(63)	(143)
Impact of pro forma adjustments on income tax expense	—	15	24	61

Special Item Adjustments

Pre-tax special item adjustments[1]	366	188	688	496
Impact of special item adjustments on income tax expense	(80)	(42)	(156)	(97)
Income from discontinued operations special item adjustments, net of tax	6	(417)	(27)	(404)

Adjusted Pro Forma Net Income	$ 387	$ 471	$ 1,422	$ 1,650

Remove: Adjusted income from discontinued operations	—	(12)	(1)	(147)

Adjusted Pro Forma Net Income from Continuing Operations	$ 387	$ 459	$ 1,421	$ 1,503

Adjusted Pro Forma Diluted EPS and Adjusted Pro Forma Diluted EPS from Continuing Operations

Diluted EPS - GAAP	$ 0.14	$ 1.12	$ 1.40	$ 2.55

Pro Forma Adjustments

Impact of pro forma adjustments on diluted EPS	—	(0.03)	(0.06)	(0.12)

Special Item Adjustments

Impact of special item adjustments on diluted EPS	0.43	(0.40)	0.74	(0.01)

Adjusted Pro Forma Diluted EPS	$ 0.57	$ 0.69	$ 2.08	$ 2.42

Remove: Adjusted diluted EPS from discontinued operations	—	(0.01)	—	(0.21)

Adjusted Pro Forma Diluted EPS from Continuing Operations	$ 0.57	$ 0.68	$ 2.08	$ 2.21

[1]	Refer to pages 12 and 13 for descriptions of pro forma and special item adjustments and the impacted statement of income line items.

Baxalta — Page 11

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Twelve Months Ended December 31, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net Sales - GAAP	$ 1,763	$ 1,683	$ 6,148	$ 5,952
Pro forma adjustments
Manufacturing and supply arrangements with Baxter[1]	—	34	82	157
Pro Forma Net Sales	$ 1,763	$ 1,717	$ 6,230	$ 6,109

Gross Margin - GAAP	$ 1,082	$ 1,012	$ 3,762	$ 3,509
Pro forma adjustments
Pension expense[2]	—	4	8	16
Depreciation expense[3]	—	(1)	(1)	(7)
Manufacturing and supply arrangements with Baxter[1]	—	—	(1)	1
Pro Forma Gross Margin	$ 1,082	$ 1,015	$ 3,768	$ 3,519
Special item adjustments
Intangible asset amortization expense[6]	29	6	64	16
Separation costs[7]	13	—	20	—
Business optimization items[8]	—	1	—	1
Adjusted Pro Forma Gross Margin	$ 1,124	$ 1,022	$ 3,852	$ 3,536
% of Pro Forma Net Sales	63.8%	59.5%	61.8%	57.9%

Selling, General and Administrative Expenses - GAAP	$ 458	$ 311	$ 1,442	$ 1,053
Pro forma adjustments
Pension expense[2]	—	(4)	(12)	(16)
Depreciation expense[3]	—	1	2	3
Supply chain TSA[4]	—	(5)	(10)	(20)
Pro Forma Selling, General and Administrative Expenses	$ 458	$ 303	$ 1,422	$ 1,020
Special item adjustments
Separation costs[7]	(67)	(32)	(186)	(43)
Business optimization items[8]	1	3	(1)	—
Business development items[9]	—	—	(16)	—
Branded Prescription Drug Fee[10]	—	—	—	(26)
Plasma related litigation[11]	—	—	—	10
Adjusted Pro Forma Selling, General and Administrative Expenses	$ 392	$ 274	$ 1,219	$ 961
% of Pro Forma Net Sales	22.2%	16.0%	19.6%	15.7%

Research and Development Expenses - GAAP	$ 494	$ 181	$ 1,176	$ 820
Pro forma adjustments
Pension expense[2]	—	—	(2)	(2)
Pro Forma Research and Development Expenses	$ 494	$ 181	$ 1,174	$ 818
Special item adjustments
Separation costs[7]	(2)	(13)	(15)	(13)
Business optimization items[8]	3	5	9	(21)
Upfront and milestone payments to collaboration partners[12]	(288)	(19)	(390)	(217)
Impairment charges and adjustments, net[13]	13	—	(81)	—
Adjusted Pro Forma Research and Development Expenses	$ 220	$ 154	$ 697	$ 567
% of Pro Forma Net Sales	12.5%	9.0%	11.2%	9.3%

Net Interest Expense - GAAP	$ 22	$ —	$ 48	$ —
Pro forma adjustments
Interest expense[5]	—	47	91	188
Pro Forma Net Interest Expense	$ 22	$ 47	$ 139	$ 188

Other (Income) Expense, Net - GAAP	$ (15)	$ 120	$ (102)	$ 104
Special item adjustments
Business development items[9]	5	—	4	—
Other-than-temporary impairment charge[14]	—	(45)	—	(45)
Currency-related item[15]	(25)	—	(25)	—
Change in fair value of contingent payment liabilities[16]	36	(80)	97	(124)
Adjusted Other Expense (Income), Net	$ 1	$ (5)	$ (26)	$ (65)

Refer to page 13 for tickmark explanations

Baxalta — Page 12

BAXALTA INCORPORATED

Notes to Consolidated and Combined Statements of Income

Three and Twelve Months Ended December 31, 2015 and 2014

Reconciliation of GAAP to Pro Forma and Non-GAAP Measures (continued)

(unaudited)

($ in millions)

The company’s pro forma and special item adjustments by statement of income line item are listed below (continued):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Pre-Tax Income - GAAP	$ 123	$ 400	$ 1,198	$ 1,532
Impact of pro forma adjustments	—	(36)	(63)	(143)
Impact of special item adjustments	366	188	688	496
Adjusted Pro Forma Pre-Tax Income	$ 489	$ 552	$ 1,823	$ 1,885

Income Tax Expense - GAAP	$ 22	$ 66	$ 270	$ 346
Impact of pro forma adjustments	—	(15)	(24)	(61)
Impact of special item adjustments	80	42	156	97
Adjusted Pro Forma Income Tax Expense	$ 102	$ 93	$ 402	$ 382
% of Adjusted Pro Forma Pre-tax Income from Continuing Operations	20.9%	16.8%	22.1%	20.3%

Income from Discontinued Operations	$ (6)	$ 429	$ 28	$ 551
Impact of special item adjustments on discontinued operations[17]	6	(417)	(27)	(404)
Adjusted Income from Discontinued Operations	$ —	$ 12	$ 1	$ 147

Description of pro forma adjustments:

The pro forma adjustments impact periods prior to the July 1, 2015 separation of Baxalta from Baxter. The pro forma adjustments give effect to the separation and related transactions described below as if they had occurred as of January 1, 2014. The pro forma adjustments are for informational purposes only and do not purport to represent what Baxalta’s results of operations actually would have been had the separation and related transactions occurred on the dates indicated, or to project Baxalta’s financial performance for any future period.

(1)	Reflects the effect of the manufacturing and supply agreement that Baxalta and Baxter entered into in connection with the separation. The net sales adjustment reflects additional sales that Baxalta would have recorded in periods prior to the separation for products manufactured and sold to Baxter. The cost of sales adjustment reflects the impact of costs incurred to manufacture these products as well as incremental costs that Baxalta would have recorded for purchases of other products from Baxter under the manufacturing and supply agreement.

(2)	Reflects a reduction in operating expenses related to the impact of net retirement obligations transferred to Baxalta as part of the separation.

(3)	Reflects a net increase in depreciation expense related to certain assets transferred to Baxalta pursuant to the separation agreement that were not included in the company’s historical financial statements.

(4)	Reflects a reduction in selling, general and administrative expenses for the difference in costs to be incurred by Baxalta for certain supply chain services provided by Baxter under terms of the transition services agreement as compared to related costs allocated to Baxalta in its historical financial statements.

(5)	Reflects interest expense associated with approximately $5 billion of debt issued by Baxalta in advance of the separation. The pro forma adjustment does not include an estimate of the portion that may have been capitalized.

Description of special item adjustments

(6)	The company’s GAAP results included intangible asset amortization expense for each period presented, including amortization of an inventory fair value step-up during the 2015 periods related to the acquisition of the ONCASPAR leukemia portfolio from Sigma-Tau Finanziaria S.p.A. (ONCASPAR).

(7)	The company’s GAAP results were impacted by costs incurred to separate from Baxter and establish Baxalta as an independent, standalone public company.

(8)	The company’s GAAP results were impacted by costs, and favorable adjustments to previously estimated costs, associated with the company’s execution of certain strategies to optimize its organizational structure.

(9)	The company’s GAAP results included certain business development charges, which primarily consisted of legal fees and other transaction costs associated with the acquisition of ONCASPAR.

(10)	The company’s GAAP results included a charge to account for an additional year of the Branded Prescription Drug Fee in accordance with final regulations issued by the Internal Revenue Service.

(11)	The company’s GAAP results included a benefit associated with the reversal of a portion of a legal charge following the settlement of class-action litigation associated with pricing of plasma-derived therapies.

(12)	The company’s GAAP results included R&D charges associated with upfront payments to collaboration partners and payments to collaboration partners upon the achievement of development milestones.

(13)	The company’s GAAP results included an impairment charge resulting from a decrease in the fair value of IPR&D acquired in a previously completed business combination. The three months ended December 31, 2015 also included a favorable adjustment to a previously recorded impairment on assets held for sale.

(14)	The company’s GAAP results included an other-than-temporary impairment charge to write-down the company’s investment in the common stock of Onconova Therapeutics to its fair value.

(15)	The company’s GAAP results included unrealized foreign currency losses associated with the devaluation of the Argentine Peso following an announcement by the Argentine government in December 2015 that it would lift currency controls.

(16)	The company’s GAAP results were impacted by gains and losses resulting from decreases and increases in the fair value of contingent payment liabilities associated with previously completed business combinations.

(17)	The company’s GAAP results were impacted by gains or losses related to the sale of discontinued operations, as well as amortization expense and business optimization charges associated with discontinued operations.

For more information on the company’s use of non-GAAP financial measures in this release, please see the company’s Current Report on Form 8-K filed with the SEC on the date of this release.

Baxalta — Page 13